SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2006

Commission file number 0-14061

STEEL TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Kentucky (State or other jurisdiction of incorporation or organization)	61-0712014 (I.R.S. Employer Identification No.)

15415 Shelbyville Road, Louisville, KY	40245
(Address of principal executive offices)	(Zip Code)

(502) 245-2110
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 24, 2006, Steel Technologies Inc. (Steel Technologies) signed a definitive agreement to sell all the capital stock of its Custom Steel, Inc subsidiary (Custom Steel) to American Railcar Industries, Inc. (ARI). Custom Steel operates a facility located in Kennett, Missouri adjacent to ARI's component manufacturing facility that produces value-added fabricated steel parts that primarily support ARI's railcar manufacturing operations. Substantially all of Custom Steel's sales are to ARI. Sales to ARI totaled approximately $42 million during Custom Steel's fiscal year ended September 30, 2005.  The purchase price is approximately $13 million, subject to adjustment, including for the book value of inventory, that Steel Technologies estimates will increase the purchase price by approximately $5 million. The transaction, which is subject to customary closing conditions, is expected to be completed on or about April 1, 2006.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

Exhibit 2	Stock Purchase Agreement dated March 24, 2006 among Steel Technologies Inc. and ARI Acquisition Sub, LLC, and American Railcar Industries, Inc.

Exhibit 99	Press release dated March 27, 2006 of Steel Technologies Inc., announcing its agreement to sell Custom Steel, Inc. to American Railcar Industries, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STEEL TECHNOLOGIES INC.
(Registrant)

By: /s/ Joseph P. Bellino
Joseph P. Bellino
Chief Financial Officer

Dated: March 27, 2006